Exhibit 99.2
Gibraltar
First-Quarter 2007
Earnings Conference Call
April 26, 2007

KEN
Thank you, Carol.
We want to thank everyone for joining us on today’s call.
Before we begin, I want to remind you that this call may contain forward-looking statements about future financial results. Our actual results may differ materially, as a result of factors over which Gibraltar has no control. These factors are outlined in the news release we issued last night and in our filings with the SEC.
If you did not receive the news release on our first-quarter results, you can get a copy on our Web site, at www.gibraltar1.com.
At this point, I’d like to turn the call over to Gibraltar’s chairman and chief executive officer, Brian Lipke.
Brian.

BRIAN
Thanks, Ken.
Good morning. On behalf of Henning Kornbrekke, our President and COO; Dave Kay, our CFO; and Ken Houseknecht, our VP of Communications and Investor Relations, we want to thank you for joining us today.
I’m going to begin today’s call by providing an overview of our first-quarter results. Then I’ll give you an update on our two most recent acquisitions, along with some of the major strategic initiatives at our company.
Following that, Dave will look at our performance from a financial perspective. Henning will then talk about our operations, our segment performance, and our outlook for the second quarter. After that, we will open the call to any questions you may have.
As we reported last week, the continuing slowdown in the residential building market, which adversely affected our sales and our product mix, impacted our earnings as well.
Our sales from continuing operations in the first quarter of 2007 were $318 million, and income from continuing operations before restructuring charges was $6.6 million, with EPS from continuing operations before restructuring charges at $.22.
Softer-than-anticipated conditions in the new housing market, inventory control programs at a number of our retail sector customers, along with adverse weather conditions that affected the overall construction market, all impacted our first-quarter results.
In spite of the temporary soft market conditions, we are moving the company forward. We recently completed two acquisitions in 2007 — the first, Dramex and the second, NorWesCo, Noll, and M&N Plastics.
Both acquisitions, while immediately accretive to our earnings, will, once fully integrated into Gibraltar, contribute to our plan to drive improvements in operating and net margins, along with returns on invested capital.
Dramex, which we acquired last month and which has annual sales of approximately $25 million, strengthens our leadership position in the expanded metal market. We first entered this business in late 2005 with our AMICO acquisition, and increased our presence in that market with The Expanded Metal Company acquisition, which became part of Gibraltar last November, further broadening and diversifying our product line, and gave us our first facilities in Europe.
The Dramex acquisition is consistent with our strategy of focusing on niche markets where we have a leadership position. It also continues to grow our business in the commercial, industrial, and architectural building markets, which continue to be solid markets. We are actively working to maximize the many marketing and operating synergies between our three expanded metal companies.
The integration of Dramex into our existing AMICO operation will provide cost-cutting opportunities and operational efficiencies which will help drive improvements in our operating and net margins, along with our return on invested capital.
The addition of NorWesCo, Noll, and M&N Plastics to the Gibraltar family of companies earlier this month strengthens our presence in the Northern California, Pacific Northwest, and Rocky Mountain markets — high-growth areas that we have targeted for expansion.
As is the case with Dramex, the integration of Noll/NorWesCo with existing Gibraltar operations will have a similar impact on our operating and net margins, along with our returns on invested capital.
These are well-run companies — with annual sales of approximately $60 million — with solid records of growth and good cash flow characteristics. They have excellent manufacturing facilities capable of increased throughput with minimal capital expenditures. They are also well positioned to grow organically through the introduction of new products and the addition of new customers, some of whom we hope to bring to them from our existing customer list.
While we have made more than 30 acquisitions over the last 12 years, those of you who have followed our company for any time know that we are highly strategic and very selective, and we will only acquire those companies with the accretive financial and market characteristics that will make our business stronger for the long haul.
While sales growth is part of Gibraltar’s DNA, we recognize that top-line gains are secondary to EPS growth, higher ROIC, margin improvements, and better cash flow. We use these measurements as guideposts in our decision making when we look at internal and external business opportunities.
In the past, we were focused on sales and net income growth, a necessity for a small public company. But we have evolved and reprioritized our financial focus. We know that the surest way to create shareholder value is through improved operating performance, and that is our #1 focus.
To that end, we are aggressively taking steps to control and cut costs, improve inventory turnover, streamline our operations, and extract efficiencies from all parts of our businesses.
We are, for example, consolidating a number of our operations, including combining two Buffalo-area steel-processing facilities into one location, which should significantly enhance the performance of that business.
We are also taking steps to better leverage our size through our many supply chain initiatives. We currently spend more than $800 million every year on steel and other metals, transportation, utilities, and other materials and services, and we have dozens of initiatives underway to better coordinate our activities and optimize our savings.
We have also created a new position of Corporate VP of Operations, with Kevin Cullen initiating lean manufacturing and process improvement activities throughout the company.
All of these actions will continue to enhance our core operating characteristics which will become even more evident when business rebounds and returns to more normal levels.

So, in short, we are focused and highly confident about our future.
At this point, I’ll turn the call over to Dave and Henning, who will provide a more detailed review of our first-quarter results, and give you a better sense of our outlook for the second quarter.
Dave.

DAVE
Thanks, Brian.
Sales from continuing operations of $318 million dollars were down by approximately 2% from the first quarter of 2006. The sales decline in our historic Building Products companies was partially offset by the four acquisitions we made over the last 12 months — Home Impressions, Steel City, The Expanded Metal Company, and Dramex, which together will add annual sales of approximately $120 million dollars — and contribute to our continued growth and overall strength in the building markets.
Income from continuing operations before restructuring costs was $6.6 million dollars in the quarter, a decrease of approximately 43.6% compared to $11.7 million dollars in the first quarter of 2006.
Earnings per share from continuing operations before restructuring costs were $.22 in the first quarter of 2007, within the range we provided on April 17.
On a GAAP basis, earnings per share from continuing operations amounted to $.21 in the first quarter of 2007. Restructuring costs, which primarily relate to the consolidation of Buffalo-based facilities in the Processed Metal Products segment, amounted to $0.7 million dollars pre-tax, or $.01 per share on an after-tax basis.
Selling, general and administrative expenses amounted to $35.2 million dollars, or 11.1% of sales during the quarter, compared to $37.8 million dollars, or 11.7% of sales, in the first quarter of last year.
Interest expense during the quarter was $7.2 million dollars, compared to $6.8 million in the first quarter of 2006, largely as a result of increased overall interest rates.
Our net return on sales during the quarter amounted to 1.9%, compared to 3.6% a year ago.
From a cash flow perspective, we generated EBITDA of approximately $24.3 million dollars in the quarter, compared to $32.9 million dollars a year ago, a function of reduced operating income driven by lower sales.
Cash flow provided by continuing operations was $16.7 million dollars during the quarter, compared to a use of $9.1 million dollars in the previous year’s quarter. This nearly $26 million dollar improvement is the direct result of our continued focus on working capital management.
On a consolidated basis, inventory turned at 4.2 times during the quarter, compared to 5.2 times a year ago. As you may recall from our last conference call, we discussed a number of initiatives we were undertaking to return our inventories to a more normal level.
During the quarter, we did reduce our inventory by $10.6 million dollars, and we expect to make further progress throughout the balance of the year with a goal of returning our inventory turns to our stated objective of 5 turns by the end of the third quarter.

Average days sales outstanding in accounts receivable during the quarter were 50.5 days, compared to 49.6 days last year.
Capital spending amounted to $5.4 million dollars during the quarter, compared to $5.3 million dollars a year ago. In spite of the temporary market conditions we are experiencing, we will continue to invest in the future of our business. We currently expect to spend approximately $23 to $26 million dollars on capital projects in 2007, which is adequate to maintain our current capabilities plus grow the business.
In addition, we paid out approximately $1.5 million in cash dividends during the quarter. We currently do not anticipate any change in our dividend policy.
During the period ended March 31, our total debt including current maturities increased to $421 million dollars, an increase of approximately $20 million dollars from year end, which was largely the result of the Dramex acquisition.
At March 31st, our long-term debt-to-total-capital ratio stood at approximately 43%, and we continue to be in full compliance with all of our debt covenants.
Now I will turn the call over to Henning for a more detailed analysis of operations.

HENNING
Thanks, Dave.
Gibraltar’s net sales from continuing operations for the quarter were $318 million, down approximately 2% compared to a year ago, a result of reduced activity in the building market which has carried over from the second half of 2006.
Gross margins declined 3.3 percentage points from the first quarter of 2006, driven by lower volume and product mix. Operating margins of 5.2% were down by 2.7 percentage points from the first quarter of 2006, a result of lower gross margins offset by reduced SG&A spending.
Segment performance indicates that:
Our Building Products segment generated net sales of $207 million, a reduction of 3.5% compared to the first quarter of 2006. As previously noted, our residential Building Product sales fell as a result of the sharp downturn in the housing market, coupled with severe weather conditions throughout most of the country, offset, in part, by the contribution of recent acquisitions and continued strength in the commercial, industrial, and architectural building markets. Excluding acquisitions, sales were down 13% versus a decline of more than 20% for the overall housing market.
Gross margins of 20.6% were reduced 3.8 percentage points by the lower sales volume and changed product mix. The operating margin was 9.0%, down 5.6 percentage points from the first quarter of 2006, a function of lower gross margins and slightly higher SG&A which provides continued support to our lean manufacturing initiatives, new products, and marketing programs, all intended to optimize the operating characteristics of Gibraltar over the long term.
Sales in our Processed Metal Products segment were $110 million, up 2.3% from the previous year, driven by higher material prices offset by reduced volumes in our service center business, which supplies steel to building products companies.
Gross margins were impacted by a negative steel material cost to market profile in our service center business, restructuring costs associated with plant consolidations, and higher copper costs — all of which resulted in a 1.9 percentage point reduction in gross margins to 8.2%. Offsets in SG&A spending provided an operating margin of 4.0%, down 1.4 percentage points. Strip steel margins continue to improve and for the quarter were equal to the previous year’s first-quarter margins.
At this point, let me provide some commentary on our outlook for the second quarter.
As we said in our news release, our business did improve in the second half of March, a pattern which is continuing into the second quarter.
While we expect our business will strengthen considerably as we move into the seasonally strongest periods for our business — the second and third quarters — we have not yet seen a return to normal business levels. However, we believe improvements are on the horizon. Repair and remodel activity will stay at below-normal, but improving levels as the inventory of new homes are sold, ushering in a more normalized re-sale market, a catalyst for the repair/remodel market where approximately 70% of our sales activity is generated.
Our sales to the commercial and industrial building markets are showing continued strength, and these are areas — as Brian noted earlier — that we have targeted for growth.
In spite of the downturn in the automotive market, our Processed Metal Products segment is benefiting from our aggressive marketing programs and operational improvements. Our ongoing efforts to broaden our customer base, enter new geographic markets, and develop new product applications will further enhance our sales performance and returns.
We expect a strong sequential pick-up in activity as we move into our peak selling season, the second and third quarters, with general market conditions improving as the year progresses.
With that as a backdrop, we expect our second-quarter EPS before any unusual items will be in the range of $.43 to $.48, compared to $.22 in the first quarter of 2007, barring a significant change in business conditions. This represents a sequential improvement of 95-118% across the range of our guidance, which is a larger % improvement than the seasonal swing experienced during 2006, a sign that we are improving our operations, gaining market share, and seeing some improvement in market conditions.
Longer term, the many steps we are taking to streamline and consolidate our operations, improve our transportation and logistics, automate more of our processes, and control and cut costs will continue to enhance the core operating characteristics of the Company and better position Gibraltar for improved performance.
Our business is fundamentally solid. Our first-quarter results are a function of lower volumes and product mix, both driven by a market slowdown. Many of our product lines and geographic markets are not down as sharply as the new-build market, which demonstrates that we participate broadly in the building market, which provides better continuity of performance.
As business rebounds later this year and into next year, all of the steps we have taken — and continue to take — will allow us to generate improved operating characteristics and stronger earnings.
At this point, I’ll turn the call back over to Brian.

BRIAN
Thanks, Henning.
Before we open the call to your questions, let me make a few closing comments.
In spite of a difficult operating environment, we are stronger and more focused than at any point in Gibraltar’s history. We have good people running our businesses, and we continue to strengthen our team, with our most recent additions including Andy Blanchard now heading our Processed Metal Products segment, Kevin Cullen as our Corporate VP of Operations, and Gary Henry taking the helm of Noll, NorWesCo, and M&N Plastics. All strengthen our management team.
We are focused on generating progressive improvements in all of our businesses, carefully managing our assets, and maximizing our cash to pay down debt, while continuing to transform Gibraltar into a company that produces consistently higher margins and better returns on capital, along with improving EPS. We believe this is a recipe for shareholder value creation.
That concludes our prepared comments. At this point, we’ll be glad to answer any of your other questions.
Q & A Session
Thank you for joining us this morning, and for your continuing interest in Gibraltar.
We look forward to talking with you again in three months, and updating you on our continued progress.

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